UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2025

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road
Winston-Salem, North Carolina	27105
(Address of principal executive offices)	(Zip Code)

(336) 519-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2025, Hanesbrands Inc. (the “Company”) announced that Stephen B. Bratspies, its Chief Executive Officer, would be departing the Company at the end of 2025. Mr. Bratspies will also step down from the Company’s Board of Directors (the “Board”) concurrent with the end of his tenure as Chief Executive Officer. The Board has commenced a comprehensive search process to identify the Company’s next Chief Executive Officer.

In connection with the announcement of his departure, the Company expects that Mr. Bratspies will continue serving as Chief Executive Officer of the Company until a successor Chief Executive Officer is appointed and assumes the role (the “Transition Date”) and will thereafter serve as a non-executive employee advisor of the Company from the Transition Date through December 31, 2025, in order to facilitate a smooth and orderly transition of his responsibilities. During his service as an employee advisor, Mr. Bratspies’ base salary and target bonus opportunity would remain the same as those in effect immediately prior to the Transition Date. Mr. Bratspies’ termination of employment at the end of 2025 is expected to qualify as an involuntary termination without cause by the Company under his pre-existing Severance/Change in Control Agreement, the terms of which have been previously disclosed. Accordingly, subject to his execution of an effective release of claims against the Company, Mr. Bratspies would receive severance benefits that are materially consistent with the benefits payable upon a qualifying termination. Mr. Bratspies’ equity awards will be subject to the pre-existing terms of the applicable award agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANESBRANDS INC.

Date: February 13, 2025	By:	/s/ Kristin L. Oliver
	Name:	Kristin L. Oliver
	Title:	EVP, Chief Human Resources Officer & Interim Chief Legal Officer